                                                                     EXHIBIT 3.4
                          AMENDED AND RESTATED BYLAWS

                                      OF

                       NEW CENTURY FINANCIAL CORPORATION


                                       I

                                 Stockholders

     1.1.    Annual Meetings.  An annual meeting of stockholders shall be held
             ---------------
for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     1.2.    Special Meetings.  Special meetings of stockholders may be called
             ----------------
at any time by the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting.

     1.3.    Notice of Meetings.  Whenever stockholders are required or
             ------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     1.4.    Adjournments.  Any meeting of stockholders, annual or special, may
             ------------
adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.5.    Quorum.  At each meeting of stockholders, except where otherwise
             ------
provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at a meeting.

     1.6.    Organization.  Meetings of stockholders shall be presided over by
             ------------
the Chairman of the Board, or in the absence of the Chairman of the Board, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen by stockholders at the meeting. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary by an Assistant Secretary, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     1.7.    Voting; Proxies.  Unless otherwise provided in the certificate of
             ---------------
incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot unless so ordered by the Chairman, or, if for election of directors, unless requested by any stockholder present at the meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by the certificate of incorporation or these bylaws, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the certificate of incorporation or these bylaws.

     1.8.    Inspectors of Election.  The Board of Directors shall, in advance
             ----------------------
of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may appoint one or more alternate inspectors to replace any inspector who fails to act. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

     The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     The appointment of an inspector or inspectors of election shall be in the discretion of the Board until such time as the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, at which time appointment of inspectors shall be obligatory.

     1.9.    Fixing Date for Determination of Stockholders of Record.  In
             -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meetings in held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary shall be the day on which the first written consent is expressed; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     1.10.    List of Stockholders Entitled to Vote.  The Secretary shall
              -------------------------------------
prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     1.11.    Conduct of Meetings.  The date and time of the opening and the
              -------------------
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the

Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     1.12.     Notice of Business.  At any meeting of stockholders, only such
               ------------------
business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, (b) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.
For business to be properly brought before a meeting by a stockholder pursuant to clause (c) of this bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; provided, however, that if less than 70 days' notice of the date of the
         --------  -------
meeting is given by the Corporation, notice by the stockholder to be timely must be so delivered no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If notice has not been given pursuant to this Section, the chairman of the meeting may declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this Section do not relieve any stockholder of any obligation to comply with all applicable requirements of the Exchange Act and rules and regulations thereunder. For purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     1.13.     Nomination of Directors.  At any meeting of stockholders, a
               -----------------------
person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board, or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section and has given timely notice of such nomination in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; provided,
                                                                 --------
however, that if less than 70 days' notice of the date of the meeting is given
-------
by the Corporation, notice by the stockholder to be timely must be so delivered no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The Corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine whether the proposed nominee has, or represents, interests which are opposed to or in conflict with the interests of the Corporation. No person shall be eligible for election as a director at any meeting unless nominated in accordance with this Section.


                                      II

                              Board of Directors

     2.1.    Powers; Number; Qualifications.  The business and affairs of the
             ------------------------------
Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall initially consist of nine members. Thereafter, the number of directors shall be fixed or altered exclusively by an affirmative vote of two-thirds of all of the directors of the Corporation.

     2.2.    Election; Term of Office; Resignation; Vacancies.  Each director
             ------------------------------------------------
shall hold office in accordance with the provisions set forth in the certificate of incorporation concerning the terms of the classes of directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed from office, solely for cause, by the vote of the holders of at least a majority of the voting power of the issued and outstanding shares then entitled to vote at an election of directors. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the voting power of the issued and outstanding shares of capital stock of such class or classes or series.

     2.3.    Regular Meetings.  Regular meetings of the Board of Directors may
             ----------------
be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

     2.4.    Special Meetings.  Special meetings of the Board of Directors may
             ----------------
be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board. Reasonable notice thereof shall be given by the person or persons calling the meeting; reasonable notice shall include, without limitation, notice sent by telecopy transmission at least 24 hours in advance of a special meeting.

     2.5.    Meetings by Telephonic Communication.  Unless otherwise restricted
             ------------------------------------
by the certificate or incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     2.6.    Quorum; Vote Required for Action.  At all meetings of the Board of
             --------------------------------
Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the voting power held by the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

     2.7.    Organization.  Meetings of the Board of Directors shall be
             ------------
presided over by the Chairman of the Board, if or in the absence of the Chairman of the Board, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.8.    Unanimous Action by Directors Without Meeting.  Unless otherwise
             ---------------------------------------------
restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any action any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     2.9.    Compensation of Directors.  The Board of Directors shall have the
             -------------------------
authority to fix the compensation of directors.

                                      III

                                 Committees

     3.1.    Committees.  The Board of Directors may, by resolution passed by a
             ----------
majority of the voting power of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolutions providing for the issuance of shares of preferred stock adopted by the Board of Directors, provide for one or more series of such stock, and establish or change from time to time the number of shares to be included in each such series, and fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     3.2.    Committee Rules.  Unless the Board of Directors otherwise
             ---------------
provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these bylaws.

                                      IV

                                   Officers

     4.1.    Officers; Election.  As soon as practicable after the annual
             ------------------
meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer, a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

     4.2.    Term of Office; Resignation; Removal; Vacancies.  Except as
             -----------------------------------------------
otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

     4.3.    Chairman of the Board.  The Chairman of the Board, if any, shall
             ---------------------
preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board and as may be provided by law.

     4.4.   Vice Chairman of the Board.  The Vice Chairman of the Board, if
            --------------------------
any, may exercise such powers as may, from time to time, be assigned to him or her by the Board and as may be provided by law. The Board may elect one or more Vice Chairmen.

     4.5.    Chief Executive Officer.  The Chief Executive officer shall have
             -----------------------
general charge and supervision of the business of the Corporation, and shall perform all duties as may, from time to time, be assigned to him or her by the Board.

     4.6.    President.  The President shall perform all duties incident to the
             ---------
office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

     4.7.    Vice Presidents.  The Vice President or Vice Presidents, at the
             ---------------
request of the President, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law.

     4.8.    Secretary.  The Secretary shall have the duty to record the
             ---------
proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

     4.9.    Treasurer.  The Treasurer shall have charge of and be responsible
             ---------
for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

     Section 4.10. Other Officers.  The other officers, if any, of the
                   --------------
Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.


                                       V

                                     Stock

     5.1.    Certificates.  Every holder of stock in the Corporation shall be
             ------------
entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     5.2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New
             -------------------------------------------------------------
Certificates.  The Corporation may issue a new certificate of stock in the place
------------
of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation an affidavit certifying to the loss, theft or destruction of the certificate and/or a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                      VI

                         Indemnification and Insurance

     6.1.    Indemnification.
             ----------------

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

             (a)  Indemnification of Officers and Directors.  Each person (and
                  -----------------------------------------
the estate, heirs, executors or administrators of such person) who was or is a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The right to indemnification conferred in this Article VI shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification conferred in this Article VI shall be deemed a contract right.

             (b)  Indemnification of Other Agents.  The Corporation may, by
                  -------------------------------
action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation and such other persons serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the Delaware General Corporation Law and the Board of Directors shall determine to be appropriate.

     6.2.    Insurance.  The Corporation shall have power to purchase and
             ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

     6.3.    Non-Exclusivity.  The rights and authority conferred in this
             ---------------
Article VI shall not be exclusive of any other right which any person may otherwise have or hereafter acquire. Any agreement for indemnification of or advancement of expenses to any person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from these.

     6.4.    No Amendment.  No amendment, modification or repeal of this
             ------------
Article VI, nor the adoption of any provision of the certificate of incorporation or the bylaws of the

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Corporation, nor, to the fullest extent permitted by the Delaware General
Corporation Law, any amendment, modification, or repeal of law shall eliminate or reduce the effect of this Article VI or adversely affect any right or protection then existing hereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal or adoption.


                                      VII

                                 Miscellaneous

     7.1.    Fiscal Year.  The Company shall operate on a fiscal year ending on
             -----------
December 31 or as shall otherwise be determined by resolution of the Board of Directors.

     7.2.    Seal.  The Corporation may have a corporate seal which shall have
             ----
the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

     7.3.    Representation of Interests in Other Entities.  Corporate stock,
             ---------------------------------------------
partnership or joint venture interests, or interests in any trust or other entity whatever its form of organization, which may be owned or held by the Corporation shall be voted and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board of the Corporation may determine from time to time, or (ii) in the absence of such determination, by the Chairman of the Board, or (iii) if there shall be no Chairman or if the Chairman shall not vote or otherwise act with respect to the matter, by the Chief Executive Officer. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     7.4.    Waiver of Notice of Meetings of Stockholders, Directors and
             -----------------------------------------------------------
Committees.  Whenever notice is required to be given by law or under any
----------
provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

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

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     7.5.    Interested Directors; Quorum.  No contract or transaction between
             ----------------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the full Board and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the affirmative vote of the holders of the majority of the outstanding shares entitled to vote thereon; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the contract or transaction.

     7.6.    Amendment of Bylaws.  Except as otherwise provided by law, the
             -------------------
Bylaws of the Corporation may be amended or repealed by the Board of Directors; provided, however, that any amendment to Section 2.1 of these Bylaws with respect to the vote required to fix or alter the number of directors requires the affirmative vote of two-thirds of all of the directors of the Corporation.

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